Exhibit 10.7

HYDRIL COMPANY
INCENTIVE STOCK OPTION AGREEMENT

          This Option Agreement between Hydril Company (the “Company”) and «Name» (the “Optionee”), an employee of the Company or its Subsidiary, regarding Incentive Stock Options (as defined in the Hydril Company 2000 Incentive Plan (the “Plan”)) granted to the Optionee on «Grant_Date» (the “Grant Date”) to purchase from the Company up to but not exceeding in the aggregate «Options» shares of Common Stock (as defined in the Plan), at «Per_Share» per share, such price being at least equal to the Fair Market Value per share of Common Stock on the Grant Date (or, if the Optionee owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its affiliates as of the date of this grant, such price being at least equal to 110% of the Fair Market Value per share of Common Stock on the Grant Date), such number of shares and such price per share being subject to adjustment as provided in Section 15 of the Plan, and further subject to the following terms and conditions:

          1. Relationship to Plan. To the extent consistent with the requirements of Section 422 of the Code, this Option is intended to be an incentive stock option, and to the extent the limitations of Section 422(d) of the Code are exceeded, this Option is intended to be a nonqualified stock option within the meaning of Section 83 of the Code. This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Option Agreement:

          (a) “Cause” means (i) the Optionee’s willful and continued failure to substantially perform his duties with the Company or any such actual or anticipated failure after the Optionee’s issuance of a notice of termination of Employment, after a written demand for substantial performance is delivered to the Optionee by the Committee, which demand specifically identifies the manner in which the Board believes that the Optionee has not substantially performed his duties, (ii) upon the Optionee’s willful participation in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, or (iii) upon there being substantial evidence that the Optionee is guilty of a crime classified as a felony (or the equivalent thereof) under applicable law, or that the Optionee has been convicted of such a crime. For purposes of this definition, no act, or failure to act, on the Optionee’s part shall be deemed “willful” unless done, or omitted to be done, by the Optionee not in good faith.

          (b) “Change in Control” shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred: (a) after the date the Plan is approved by the Board any “person” (as such term is used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”)), other than a person who is a Nonemployee Director of the Company on the date the Plan is approved by the Board or any person controlled by such a Nonemployee Director, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding voting securities without prior approval of a least two-thirds of the members of the Board in office immediately prior to such person’s attaining such percentage interest; (b) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event thereafter constitute less than a majority of the members of the board of directors or comparable governing body of the entity that is the survivor of such transaction or event or, in the case of sale of assets, the entity that is the successor to the business of the Company; or (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new member whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the members then still in office who were members at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

          (c) “Disability” means incapacity due to a physical or mental illness which continues for a period of more than six (6) months, as determined by the Committee.

          (d) “Employment” means employment with the Company or any of its Subsidiaries.

          2. Exercise Schedule.

          (a) This Option shall become exercisable by the Optionee with respect to 20% of the aggregate number of shares of Common Stock subject to this Option on the first anniversary of the Grant Date and with respect to an additional 20% of the aggregate number of shares of Common Stock subject to this Option on each subsequent anniversary of the Grant Date; provided, however, that the Optionee must be in continuous Employment from the Grant Date through the applicable anniversary date in order for the Option to become exercisable with respect to additional shares of Common Stock on such anniversary.

          (b) This Option shall become fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, provided that the Optionee has been in continuous Employment since the Grant Date, upon the occurrence of:

               (i) a Change in Control; or

               (ii) the Optionee’s termination of Employment by reason of death or Disability.

          3. Termination of Option. The Option hereby granted shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Optionee upon the first to occur of:

          (a) the tenth anniversary of the Grant Date (or, with respect to an Optionee who owns, at the time of grant of this Option, more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, the fifth anniversary of the Grant Date);

          (b) with respect to the exercisable portion of the Option, (i) the expiration of three months following the Optionee’s termination of Employment for reasons other than Cause, death, Disability or attainment of age 65 or (ii) the commencement of business on the date of the Optionee’s termination of Employment for Cause;

          (c) with respect to the unexercisable portion of the Option, the close of business on the date of the Optionee’s termination of Employment for any reason; or

          (d) with respect to the exercisable portion of the Option, the expiration of ninety (90) days following the date the Optionee commences providing any services as an employee, consultant or otherwise for a competitor, as determined by the Committee in its sole and absolute discretion, of the Company or any affiliate of the Company.

          4. Exercise of Option. Subject to the limitations set forth herein and in the Plan, this Option may be exercised by written notice provided to the Company as set forth in paragraph 5. Such written notice shall (i) state the number of shares of Common Stock with respect to which the Option is being exercised and (ii) be accompanied by a check, cash or money order, payable to Hydril Company, in the full amount of the purchase price for any shares of Common Stock being acquired and any appropriate withholding taxes, or by other consideration in the form and manner approved by the Committee pursuant to Section 11 of the Plan.

          Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the Option granted pursuant hereto, and that the Company will not be obligated to issue any option shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system.

          The Optionee agrees that, unless the Options and shares covered by the Plan have been registered pursuant to the Securities Act of 1933, as amended (the “Act”), the Company may, at its election, require the Optionee to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

          If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

          5. Notices. Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

          (a) by registered or certified United States mail, postage prepaid, to Hydril Company, ATTENTION: Corporate Secretary, 3300 North Sam Houston Parkway East, Houston, Texas 77032, in which case the date of exercise shall be the date of mailing; or

          (b) by hand delivery or otherwise to Hydril Company, ATTENTION: Corporate Secretary, 3300 North Sam Houston Parkway East, Houston, Texas 77032, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

          Any other notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Optionee, five days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of this Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

          6. Assignment of Option. Except as otherwise permitted by the Committee, the Optionee’s rights under the Plan and this Agreement are personal; no assignment or transfer of the Optionee’s rights under and interest in this Option may be made by the Optionee otherwise than by will or by the laws of descent and distribution; and this Option is exercisable during his lifetime only by the Optionee.

          After the death of the Optionee, exercise of the Option shall be permitted only by the Optionee’s executor or the personal representative of the Optionee’s estate or a permitted assignee of the Optionee, and only to the extent that the Option was exercisable on the date of the Optionee’s death.

          7. Withholding. No certificates representing shares of Common Stock purchased hereunder shall be delivered to or in respect of an Optionee unless the amount of all federal, state, and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such shares of Common Stock has been remitted to the Company, or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee pursuant to Section 12 of the Plan. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Option. Subject to any rules and regulations adopted by the Committee, the Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of this Option by delivering cash, or, with the Committee’s approval, by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value determined in accordance with the Plan, equal to the amount required to be withheld or paid.

          8. Stock Certificates. Certificates representing the Common Stock issued pursuant to the exercise of the Option will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Option. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to the exercise of this Option until all restrictions and conditions set forth in the Plan or, this Agreement and in the legends referred to in this paragraph 8 have been complied with.

          9. No Shareholder Rights. The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and ownership of such shares of Common Stock has been transferred to the Optionee.

          10. No Employment Guaranteed. No provision of this Option Agreement shall confer any right upon the Optionee to continued Employment with the Company or any Subsidiary.

          11. Governing Law. This Option Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

HYDRIL COMPANY

Dated	By

President and Chief Executive Officer

          The Optionee hereby accepts the foregoing Option Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

Date:

Optionee’s Signature

Optionee’s Address:

«Street_Address»
«City_State___Zip»